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                                                                    Exhibit 14.5

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form F-4 No. 333-121220) of Mittal Steel Company N.V. (formerly Ispat International N.V.) and in the related Prospectus and in the Registration Statement (Form S-8 No. 333-107102) pertaining to the Ispat International N.V. Global Stock Option Plan, of our report dated February 12, 2003, with respect to the financial statements of Ispat Hamburg Group of Companies, included in this Annual Report (Form 20-F) for the year ended December 31, 2004.

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft

/s/ M. Tabel                                  /s/ E.-W. Schluschen
Wirtschaftsprufer                             Wirtschaftsprufer

Hamburg, Germany
March 28, 2005